                        NORCEN ENERGY RESOURCES LIMITED
                        -------------------------------
                   EXTENDIBLE REVOLVING TERM CREDIT FACILITY
                   -----------------------------------------

                                                                    May 22, 1997

BORROWER:         Norcen Energy Resources Limited. (Norcen).
---------

FACILITY:         Extendible Revolving Term Credit Facility.
---------

AMOUNT:           Cdn. $200,000,000 or the U.S. dollar equivalent.
-------

PURPOSE:          For general corporate purposes, including commercial paper
--------          backstop, capital expenditures, short term working capital needs, refinancing existing bank indebtedness and for Permitted Acquisitions.

LENDER:           Canadian Imperial Bank of Commerce (CIBC).
-------

AVAILABILITY
PERIOD:           The Facility will revolve and fluctuate for a period of 364
-------           days ("Revolving Period"), subject to renewal as provided
                  below, followed by a 2 year non-revolving term loan ("Term
                  Period") with a bullet payment at the end of the Term Period.

REPAYMENT:        Revolving Period
----------        ----------------

                  The Revolving Period ends May 28, 1998. The Revolving Period may be extended from time to time at the Lender's sole discretion for up to 364 days, within 30 days after the Borrower's request which may not be made more than twice in any 12 month period. The Borrower's request for extension will include restatement of Representations and Warranties. No response from the Lender within 30 days of the request shall mean that an extension is not granted.

                  Term Period
                  -----------

                  The Term Period commences on the day after the last day of the Revolving Period and ends two years thereafter. Any undrawn portion of the Facility will be cancelled at the end of the Revolving Period. Any prepayment during the Term Period will constitute a permanent reduction of the credit facility. For greater certainty, the rollover of a BA or Libor Loan does not constitute a prepayment during the Term Period.

RANKING:          All amounts outstanding under the Facility will be senior
--------          unsecured obligations of the Borrower ranking pari passu with all existing and future Senior Debt of the Borrower, other than Permitted Encumbrances. The Facility will at all times rank senior to any existing or future Subordinated
                  Indebtedness.

AVAILMENTS:       The Facility will be available by way of the following:
-----------
                  o Canadian dollar prime loans ("Cdn. Prime Rate Loans");

                  o US dollar base rate loans ("USBR Loans");

                  o Canadian dollar bankers' acceptances ("B/A's");

                  o US dollar London interbank offer rate loans ("Libor
                    Loans"); and

                  o US dollar or Canadian dollar letters of credit or guarantee.

CURRENCY
EXCESS:           If at any time the Canadian dollar equivalent of all
-------           outstanding advances based on the noon (Toronto time) Bank of
                  Canada exchange rate exceeds the available facility amount (a
                  "Currency Excess"), the Borrower will repay forthwith Cdn.
                  Prime Rate Loans or USBR Loans until such time as the Currency
                  Excess is eliminated, or if a Currency Excess remains after repayment of all Cdn. Prime Rate Loans or USBR Loans, then the Borrower will:

                  1) collateralize dollar for dollar the Currency Excess with

                     Canadian or US dollar deposits, or

                  2) repay any Libor Loans, as well as any expenses associated with breaking a Libor Loan, prior to maturity; or

                  3) any combination of the foregoing.

BORROWING
AND NOTICE
PROVISIONS:    A) The Borrower may borrow as follows:
-----------
                  o Cdn. Prime Rate Loans in minimum amounts of C$1 million and multiples of $100,000 thereafter;


                  o USBR Loans in minimum amounts of US$1 million and multiples of $100,000 thereafter;

                  o advances of B/A's will, subject to availability, be issued for periods of 30, 60, 90, 120 or 180 days, or such other periods as are agreed to by the Lender, in minimum amounts of C$1 million and multiples of C$100,000 thereafter unless otherwise determined by the market for BA's; and

                  o Libor Loans, with maturities of 1, 2, 3 or 6 months, or such other period which is agreed to by the Lender, in minimum amounts of US$1 million and multiples thereof.

               B) The following notice provisions will apply for borrowings, rollovers and repayments:

                  Prime Rate/USBR Loans

                  o  up to $25,000,000: same day notice is required;

                  o  between $25,000,000 and $50,000,000: by 10:00 a.m. one
                     banking day prior notice is required; and

                  o over $50,000,000: by 10:00 am. 2 banking days prior notice is required;

                  BA's

                  To the extent that the Borrower markets the BA's, no notice is required. Should the Borrower request the Lender to market the BA's then the following notice provisions shall apply:

                  o  up to $5,000,000: no notice is required.

                  o  between $5,000,000 and $25,000,000: 9:00 a.m., same day notice.

                  o  between $25,000,000 and $50,000,000: 2:00 p.m. one business day prior notice;

                  o  over $50,000,000: 2:00 p.m. two business days prior notice.

                  o one business day notice is required for the rollover of Bankers' Acceptances, regardless of size.

                  LIBOR Loans

                  o  Three banking days (in London and Calgary) prior notice.

                  The Borrower may repay any part of the outstanding amount

                  without penalty subject to applicable notice periods and provided that BA's and Libor Loans are repaid at maturity. BA's and Libor Loans may be repaid prior to maturity provided Borrower pays the breakage costs.

INTEREST
RATES:            During Revolving Period: - Libor + 40 bp
------                                     - BA Rate + 40 bp
                                           - USBR
                                           - Canadian Prime

                  During Term Period:      - All rates increase by 12.5 bp

                  Letters of Credit        - Financial L/C and/or L/G - 40 bp
                                           - Non-Financial or Performance L/C
                                             and L/G - 20 bp.
                                           - All L/C and L/G's may be renewed
                                             annually at the discretion of
                                             the Lender for an additional 1 year
                                             term.

                           Interest based on Cdn. Prime Rate and USBR Loans will be calculated on a 365 or 366 day year, as applicable, and payable monthly in arrears on the last banking day of the month.

                           BA fees are payable at the time of endorsement and are calculated based on a 365-day or 366-day year.

                           Interest on Libor Loans will be based on the Telerate screen # 3750 rate two days prior to funding and on a 360-day year. Interest is payable on rollover dates, or if the period of advance exceeds 6 months, interest will accrue and be payable on the day which is 6 months after the first day of such period, and on the last day of the Libor Loan.

                           Any interest rate based on a period less than a year expressed as an annual rate for purposes of the Interest Act (Canada) is equivalent to such determined rate multiplied by the actual number of days in the calendar year in which same is to be ascertained and divided by the number of days in the period upon which it was based.

FEES:             Standby Fees of 10 bp will be paid quarterly in arrears on the
-----             undrawn portion of the Facility during the Revolving Period.

EXPENSES:         The Borrower will pay all reasonable costs and expenses
---------         (including legal fees) incurred in connection with the review of the Facility Documents, the preservation and/or enforcement of any of the rights of the Lender under the Facility Documents, and loss or expenses (including legal fees) incurred by the Lender as a consequence of any failure to pay any stamp, registration or other tax to which the Facility may be subject.

CONDITIONS
PRECEDENT:        A) Conditions precedent to implementation of the terms and
----------           conditions herein contained will include the following:

                           1) officer's certificate stating that Representations
                              and Warranties are true and accurate in all material respects;

                           2) notification from the Borrower cancelling the
                              Extendible Revolving Term Credit Facility dated June 24, 1996; and

                           3) an opinion of in-house council to the
                              Borrower, addressed to the Lender, that this Facility is a valid, legally binding and enforceable document.

                  B) Conditions precedent to subsequent drawdowns,
                     rollovers and conversions will be as follows:

                           1) receipt of applicable notice; and

                           2) no Event of Default or Potential Event of Default
                              has occurred or would occur as a result of such drawdown, rollover or conversion.

REPRESENTATIONS
AND WARRANTIES:   Representations and Warranties are the following:
---------------

                           1) corporate existence of the Borrower;

                           2) corporate power and legal capacity of the Borrower
                              to carry on business and own assets;

                           3) corporate power and authorization of the Borrower
                              to execute and deliver the Facility Documents and to perform covenants under the Facility Documents;

                           4) Facility Documents have been duly executed and
                              delivered by the Borrower;


                           5) Facility Documents create legal, valid, binding
                              and enforceable obligations of the Borrower;

                           6) the most recent audited consolidated financial
                              statements of the Borrower (initially December 31,
                              1996), fairly present the consolidated financial condition of the Borrower, as at such date and the results of operations for the year ended, in accordance with GAAP consistently applied, and since the most recent audited financial statements of the Borrower, there has been no material adverse change in the consolidated financial position or business operations of the Borrower;

                           7) the Borrower has in full force and effect such
                              insurance policies in amounts covering the properties and operations of the Borrower as are customarily held by similar corporations engaged in the same or similar businesses in the localities where the Borrower' properties and operations are located;

                           8) no pending or threatened action, suit, litigation,
                              judgement or proceeding that has a reasonable likelihood of materially adversely affecting the Borrower's ability to repay or perform its obligations under the Facility Documents other than as disclosed in writing by the Borrower on or prior to the execution of the Facility Documents;

                           9) no known material environmental liability, actual
                              or contingent which have not been provided for in the financial statements of Borrower in accordance with GAAP; compliance with environmental laws in all material respects, all necessary material permits, licenses and other consents required under environmental laws have been received and are in good standing, and properties are not the subject of any outstanding or threatened order or judgement alleging violation of Environmental Laws which if enforced against the Borrower would have a material adverse effect on the financial condition, operations or business of the Borrower;

                           10) unencumbered ownership and clear title to assets
                               except for Permitted Encumbrances;

                           11) all amounts outstanding under the Facility rank
                               at least pari passu in right of payment with the Borrower's other most senior unsecured

                               Indebtedness, other than Indebtedness which is a preferred claim arising by operation of law or a Permitted Encumbrance; and

                           12) no Event of Default or Potential Event of Default
                               has occurred and is continuing.

COVENANTS:        The Borrower will:
----------

                  1) pay all amounts owing under the Facility when due;

                  2) perform its obligations under the Facility Documents;

                  3) maintain its corporate existence;

                  4) supply to the Lender on a regular basis:

                           a) annual audited consolidated financial statements
                              of the Borrower as soon as available but in any event within 120 days of the end of each fiscal year;

                           b) quarterly unaudited consolidated financial
                              statements of the Borrower as soon as available but in any event within 90 days of the end of the first 3 fiscal quarters of each fiscal year, in all cases stating comparative figures for the corresponding date and period in the previous fiscal year;

                           c) a compliance certificate as per Exhibit A within
                              120 days of the fiscal year end and within 90 days of the end of the first 3 quarters of each fiscal year showing the calculation of all Financial Ratios and including officer's certificate stating that no Event of Default or Potential Event of Default has occurred;

                           d) annual information forms or notices of material
                              change which are required to be filed by the Borrower with any regulatory authority or securities exchange;

                  5) maintain Interest Coverage Ratio and Senior Debt to Total
                     Capital Ratio as defined below for the Borrower calculated quarterly (the "Financial Ratios"):

                           a) Interest Coverage Ratio on a rolling 4 quarter

                              basis to be greater than 2.50 times;

                           b) Senior Debt to Total Capital Ratio to be
                              maintained below .60:1.

                     Financial Ratio tests to be calculated on a Consolidated Basis, in accordance with GAAP;

                  6) carry on and conduct its business in a proper and efficient manner and in compliance with applicable laws in all material respects;

                  7) maintain insurance policies covering its material
                     properties and operations as is customarily maintained by similar corporations engaged in the same or similar business;

                  8) not liquidate, dissolve or wind-up or take any steps or proceedings in connection therewith;

                  9) not permit a merger with or into, or a consolidation or amalgamation with, or transfer all or substantially all its assets to, another entity, other than a merger or amalgamation between the Borrower and a Wholly-Owned Subsidiary, or between Wholly-Owned Subsidiaries:

                           a) if an Event of Default or Potential Event of
                              Default exists or would occur and be continuing immediately before and after giving effect to the transaction; and

                           b) unless the successor corporation:

                                    i) agrees to be bound by the Facility
                                       Documents;

                                   ii) acknowledges the continuing validity and
                                       enforceability of the Facility Documents;

                                  iii) represents and warrants that the
                                       transaction will not adversely affect the rights and benefits afforded the Lender under the Facility Documents;

                                   iv) represents that the creditworthiness of
                                       the resulting, surviving or transferee
                                       entity is
                                       not materially weaker than the
                                       Borrower prior to such action; and

                                    v) provides legal opinions confirming the
                                       matters set forth in paragraphs i), ii), and iii) above; and

                  10) not permit any lien, mortgage, charge, hypothec, pledge or any other security interest or encumbrance on its property or assets, except for Permitted Encumbrances, unless at the same time or prior to securing any other Indebtedness, the Borrower grants security for this Facility which ranks equally and rateably with the other Indebtedness.

EVENTS OF
DEFAULT:          Events of Default are as follows:
--------

                  1) nonpayment of principal when due;

                  2) nonpayment of interest or stamping fees due to the Lender for 5 days after due date. Non-payment of standby fees or other fees due to the Lender, in either case for 5 days after notice of nonpayment;

                  3) nonpayment of other amounts under the facility within 30 days after notice from the Lender:

                  4) breach of covenant under the Facility which remains
                     unremedied for 30 days after notice;

                  5) materially incorrect or misleading representation or
                     warranty under the Facility when given;

                  6) cross default to any defaulted Indebtedness of the Borrower in excess of C$25 million and any applicable period of grace has expired;

                  7) bankruptcy, insolvency, cessation of business or other
                     dissolution proceedings of the Borrower (30 day cure period if involuntary bankruptcy);

                  8) final judgement or order in excess of C$25 million is rendered against the Borrower which is not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or is not discharged within 60 days after the expiration of such stay; or

                  9) a lien or security interest in excess of $25 million is enforced against the Borrower or a Wholly-Owned Subsidiary.

                  Upon the occurrence and continuance of an Event of Default the Lender may declare all Indebtedness under the Facility to be due and payable, and the Lender will have no obligation to make further advances, rollovers or conversions. The Lender will have right of set off upon the occurrence and continuance of an Event of Default. All Libor Loans and USBR Loans may, at the Lender's sole discretion, be converted to Cdn. Prime Rate Loans at any time and B/A's and letters of credit must be collateralized by the Borrower in an escrow account. Interest will be calculated at the default rate of 1% above the Applicable Credit Spread. Also, upon the occurrence and continuance of an Event of Default the Lender may arrange for an environmental audit at the expense of the Borrower.

INCREASED
COSTS AND
CHANGE OF
LAW:              Increased costs to the Lender in providing and maintaining the
----              Facility, including those costs rising from capital adequacy requirements and change of law to be for the account of the Borrower. The Lender will not be obligated to provide advances if rendered illegal.

ASSIGNMENT:       The Lender reserves the right to sell, assign, transfer or
-----------       grant participations in the Facility, in whole or in part, with the consent of the Borrower (such consent not to be unreasonably withheld) provided that consent of the Borrower will not be required after an Event of Default or Potential
                  Event of Default. Assignments will be permitted in minimum amounts equal to the lesser of (i) Cdn. $10,000,000; and (ii) the remaining commitment of the Lender.

                  The Borrower agrees to execute such further documentation as the Lender may request for the purpose of any assignment, sale or transfer of the Facility.

GOVERNING
LAW:              Governing law will be the laws of the Province of Alberta and
----              of Canada applicable therein.

CANADIAN IMPERIAL BANK OF COMMERCE


Per: /s/ L.V. Sagriff
    ------------------------------
    L.V. Sagriff, Director

In witness whereof the parties hereto, by executing this document, are agreeable to the terms and conditions as presented herein; Dated on 30th day of
                                                          ----
May, 1997.
----

NORCEN ENERGY RESOURCES LIMITED


Per: /s/ Robert J. Waters
    ----------------------------
    Robert J. Waters
    Treasurer

Per: /s/ Mark Schwirtz
    ----------------------------

                                  DEFINITIONS
                                  -----------

"Applicable Credit Spread" means the spread of interest rates for Canadian Prime Rate Loans, USBR Loans, and Libor Loans, as the case may be, and the stamping fee, all as determined pursuant to the Interest Rates section of this Term Sheet.

"B/A Rate" means the discount rate at which CIBC B/A's are purchased by CIBC or sold into the market by the Borrower.

"Business Day" is a day, other than a Saturday or Sunday, on which the Lender is open for business in Calgary, Alberta, Toronto, Ontario and New York, New York, and with respect to Libor Loans in London, England.

"Cashflow" means, in respect of the Borrower, the aggregate of Consolidated Net Earnings, Consolidated Interest Expense, Taxes and Non-Cash Items.

"Cdn. Prime" means the rate of interest per annum, based on a 365 day year, established and reported by CIBC to the Bank of Canada from time to time as its reference rate of interest for determination of interest rates which CIBC charges to customers of varying degrees of creditworthiness in Canada for Canadian dollar loans made by it in Canada. For purposes of this Facility, the Cdn. Prime will be the higher of the stated rate by CIBC or CDOR plus the Applicable Credit spread.

"CDOR" means the average yield to maturity for bankers' acceptances which is quoted on Reuter's Canadian Discount Offer Rate screen at 10:00 am Toronto time on the applicable date of advance for B/A's having a term to maturity of 1 month.

"Consolidated Interest Expense" means consolidated interest, whether expensed or capitalized, in respect of Indebtedness determined in accordance with GAAP.

"Consolidated Net Earnings" means consolidated net income or loss as reported on the Borrower's consolidated statement of earnings excluding income from discontinued operations.

"Consolidated Net Tangible Assets" means the net book value of all the assets (after depreciation, amortization and depletion) appearing in the most recent available balance sheet of the Borrower, determined on a consolidated basis in accordance with G.A.A.P. after deducting all amounts attributable to goodwill.

"Consolidated Tangible Net Worth" means, at any time, the sum of:

         a) the Borrower's total shareholder equity; and

         b) Subordinated Indebtedness;

            less:

         c) any amounts of goodwill attributable to the Borrower;

         all on a consolidated basis.

"Facility Documents" means:

         a) this letter agreement between the Borrower and CIBC; and

         b) such other documents and certificates which in the opinion of CIBC, acting reasonably, are required to fully document or satisfy the terms and conditions herein contained.

"Fed Funds Rate" means the rate set forth in the Federal Reserve Bank of New York weekly statistical release designated as H.15(519), opposite the caption "Federal Funds (Effective)"

"Funded Debt" means all Indebtedness payable more than one year from the date of creation thereof including current maturities of such Indebtedness and Indebtedness which by its terms is renewable to a due date beyond one year; excluding Subordinated Indebtedness.

"GAAP" means generally accepted accounting principles which are in effect from time to time in Canada.

"Guarantees" means an undertaking to become liable for indebtedness for borrowed money as presented on consolidated financial statements of Borrower.

"Hostile Acquisition" means an offer to acquire shares of a corporation, which is required to be reported to an applicable securities regulatory authority, where the board of directors of that corporation has not approved such offer nor recommended to the shareholders of the corporation that they sell their shares pursuant to the proposed offer.

"Indebtedness" means all items on the consolidated financial statements of the Borrower classified as liabilities for money borrowed in accordance with GAAP (and will include capitalized leases, and Guarantees or endorsements (other than of notes, bills and cheques presented to banks for collection or deposit in the ordinary course of business) of indebtedness of others by the Borrower or a Wholly-Owned Subsidiary, to the extent required by GAAP).

"Interest Coverage Ratio" means Cashflow divided by Consolidated Interest
Expense.

"Libor" means the rate of interest per annum, based on a 360 day year, as determined by the Reference Banks (rounded upwards, if necessary to the nearest whole multiple of 1/16th of

1%) at which CIBC makes available United States dollars obtained by CIBC in the Interbank Euro Currency Market, London, England at approximately 10:00 a.m. (New York time) on the second Business Day before the first day of, and in an amount similar to, and for the period similar to the interest period of such advance.

"Non-Cash Items" means depreciation, depletion, amortization, foreign exchange translation gains or losses and other non-cash items included in the calculation of Consolidated Net Earnings as reported on the Borrower's consolidated statement of earnings.

"Permitted Acquisitions" means a direct or indirect acquisition by the Borrower which is not a Hostile Acquisition.

"Permitted Encumbrances" means,

         a) any security interest, except on fixed assets or on shares of any Subsidiary or affiliate, given in the ordinary course of business to banks, or other financial institutions, to secure indebtedness payable on demand or maturing within 12 months of the date that such indebtedness is originally incurred provided that the total indebtedness so secured does not exceed $25 million;

         b) any Purchase Money Mortgage;

         c) Risk Management Liens where the aggregate value of all cash and securities will not at any time exceed $25 million;

         d) any security interest incurred by the Borrower in the ordinary course of business on any petroleum and natural gas right, tangible assets associated therewith or the products derived therefrom or the proceeds of sale of such products, to secure production payments, royalties, carried interests and similar obligations or to secure obligations in connection with or necessarily incidental to commitments of purchase and sale of, or the transportation or distribution of, products derived from any petroleum and natural gas right, including without limitation forward sales;

         e) any security interest on any resource property of the Borrower that has not been in commercial production during the 12-month period ending on the date hereof, or has not been in commercial production during the 12-month period ending at the time of the imposition of such security to secure any indebtedness incurred for the development or improvement thereof or the development or improvement of any other resource property of the Borrower that has not been in commercial production during the 12-month period ending on the date hereof or has not been in commercial production during the 12-month period ending at the time of the imposition of such security;

         f) any security interest in favour of the government of any country in which the Borrower owns assets or carries on business or the government of any province, state, municipality or other political subdivision in any such country, or any department or agency of any such government, given pursuant to a contract, concession, lease, license, franchise, grant, permit or other instrument pertaining to such assets or business or required by applicable laws;

         g) liens for taxes, assessments or other governmental charges not yet due or, if due, the validity of which is being contested in good faith, and liens for the excess of the amount of any past due taxes for which a final assessment has not been received over the amount of such taxes as estimated and paid by the Borrower;

         h) unless it constitutes an Event of Default, the lien of any judgement rendered or claim filed against the Borrower, which is being contested in good faith by the Borrower;

         i) undetermined or inchoate liens and charges (including builders', mechanics', warehousemen's carriers' and other similar liens) incidental to construction or current operations which relate to obligations not due or delinquent or which are being contested in good faith by the Borrower;

         j) liens incurred or created in the ordinary course of business on any particular petroleum and natural gas right and or on any tangible assets associated therewith as security, in favour of any other person who is conducting the exploration, exploitation, development or operation of the property or asset to which such petroleum and natural gas right relates, to secure payment by the Borrower of its proportion of the costs and expenses of such exploration, exploitation, development or operation incurred by such other person;

         k) any security interest given to a public utility or municipality or governmental or other public authority when required by such utility or municipality or other authority in connection with utility or municipal services required for the operations of the Borrower in the ordinary course of its business;

         l) any security interest on a lease or other instrument permitting the extraction of substances other than crude oil, natural gas, natural gas liquids and related products by the Borrower, provided that any such lease does not interfere with the enjoyment by the Borrower of any petroleum and natural gas right;

         m) any renewal, refunding or extension of any security interest referred to in the foregoing clauses a) or 1) or of any security interest on any property in existence at the time of acquisition thereof, in which the indebtedness thereby secured outstanding after such renewal, refunding or extension is not increased and the security interest is limited in it's recourse to the property originally subject thereto and any improvements thereon; or

         n) any security interest, other than those referred to in the foregoing clauses a) to m), created by the Borrower if, after giving effect to the creation of such security interest the aggregate principal amount of the indebtedness secured thereby would not be greater than Cdn. $25,000,000.

"Potential Event of Default" means an event that would constitute an Event of Default with the giving of notice, lapse of time or both.

"Purchase Money Mortgage" means any mortgage, charge, hypothec, pledge or other security or encumbrance created upon any real or personal property acquired by the Borrower after the date hereof (or previously acquired and substantially unimproved) to secure or securing the whole or any part of the purchase price of such property (or, in the case of previously acquired and substantially unimproved property, the cost of the improvement thereof) or the repayment of money borrowed to pay the whole or any part of such purchase price or cost, or any vendor's privilege or lien on such property securing all or any part of such purchase price or cost, including title retention agreements and leases in the nature of title retention agreements.

"Risk Management Liens" means liens on cash or marketable securities of the Borrower granted in connection with any interest rate, foreign exchange or commodity risk management arrangements provided:

         a) the Borrower reasonably expects to produce sufficient commodities of the type in question in the ordinary course of business to fulfil such contracts; and

         b) the obligations secured by such liens are not due and delinquent.

"Senior Debt" means all Funded Debt that ranks senior to Subordinated Indebtedness.

"Subordinated Indebtedness" means Indebtedness that is subordinate under all circumstances, including bankruptcy in right of payment to Indebtedness under this Facility and Senior Debt.

"Subsidiary" means any corporation a majority of the shares carrying voting rights which are at the time owned or controlled directly or indirectly, by the Borrower.

"Taxes" means income taxes on the Borrower's consolidated statement of earnings.

"Total Capital" means Senior Debt plus Consolidated Tangible Net Worth.

"USBR" or "US Base Rate" means the rate of interest per annum, based on a 365 day year,


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                                      -18-

established by CIBC from time to time as a reference rate for the determination of interest rates that CIBC charges to customers of varying degrees of creditworthiness for US dollar loans made by it in Canada. For purposes of this Facility, the US Base Rate will be the higher of the stated rate by CIBC or the Fed Funds Rate plus 1%.

"Wholly-Owned Subsidiary means any Subsidiary in which all of the issued and outstanding voting shares of each class of its capital are owned directly or indirectly by the Borrower, except that director's qualifying shares need not be so owned.